Exhibit 99.2

Greif, Inc.
Fiscal Second Quarter 2025 Earnings Results Conference Call
June 5, 2025

COMPANY PARTICIPANTS
Ole G. Rosgaard – Greif, Inc., President, Chief Executive Officer & Director
Lawrence A. Hilsheimer – Greif, Inc., Chief Financial Officer & Executive Vice President
Bill D'Onofrio – Greif, Inc., Vice President, Investor Relations & Corporate Development

OTHER PARTICIPANTS
Gabrial Shane Hajde – Wells Fargo Securities, LLC, Research Division
George Leon Staphos - BofA Securities, Research Division
Joshua S. Vesely - Robert W. Baird & Company, Incorporated, Research Division
Matthew Burke Roberts – Raymond James & Associates, Inc., Research Division
Michael Andrew Roxland – Truist Securities, Inc., Research Division

MANAGEMENT DISCUSSION SECTION
Operator
Good day, and thank you for standing by. Welcome to the Greif, Inc. Second Quarter 2025 Earnings Conference Call.
Please be advised that today's conference is being recorded.
I would now like to hand the conference over to your speaker today, Bill D'Onofrio, Vice President of Investor Relations and Corporate Development. Please begin.

Bill D’Onofrio
Vice President of Investor Relations & Corporate Development
Thank you, and good day, everyone. Welcome to Greif's Fiscal Second Quarter 2025 Earnings Conference Call. Today, our CEO, Ole Rosgaard, will begin with an update on our colleague and customer engagement as well as progress on our cost optimization commitment. He will then discuss key global market trends. Our CFO, Larry Hilsheimer, will walk through second quarter financial results and 2025 guidance.

Please turn to Slide 2. In accordance with Regulation Fair Disclosure, please ask questions regarding topics you consider important because we are prohibited from discussing material nonpublic information with you on an individual basis.

During today's call, we will make forward-looking statements involving plans, expectations and beliefs related to future events. Actual results could differ materially from those discussed. Additionally, we will be referencing certain non-GAAP financial measures and the reconciliation to the most directly comparable GAAP metrics that can be found in the appendix of today's presentation.

I'll now hand the call over to Ole on Slide 3.

Ole G. Rosgaard
President, CEO & Director
Thank you, Bill, and good morning, everyone. I want to start by recognizing our more than 14,000 colleagues across the world. Their discipline, focus and execution continue to drive strong performance.

In Q2, we made further progress under our Build to Last strategy. Despite ongoing macroeconomic volatility, our resilient business model and emphasis on controlling what we can control give us confidence in the road ahead. That confidence is reflected in our decision to raise full year guidance, which Larry will walk through shortly.

Our culture remains a core competitive advantage. I'm proud to report that we have once again been named one of Newsweek's Top 100 Most Loved Workplaces in the world. This marks our third consecutive year on the list. In addition, we received Gallup's Exceptional Workplace Award for the second year in a row. Our colleague engagement score places us in the 86th percentile of all manufacturing companies globally, with a remarkable 94% participation rate.

These recognitions speak to the pride our teams take in their work and the environment we built where people feel empowered, valued and connected to our purpose. That engagement drives legendary customer service. Our fiber team was recently honored with the Supplier Innovation Award from the U.S. Postal Service. USPS joined us in 2024 and is now a key customer for our Dallas sheet feeder facility. This award is a strong validation of the long-term value and customer loyalty we create.

Sustainability also sets us apart. While we view it as the right thing to do, it is also a clear business advantage. This marks our 16th consecutive year publishing sustainability report, a rare track record in our industry. Our sustainability strategy is central to strengthening customer relationships and pursuing durable, high-margin growth.

Please turn to Slide 4. Our cost optimization efforts are progressing rapidly, thanks to our team's focus and willingness to embrace change. As of quarter end, we have achieved $10 million in run rate savings toward our full year commitment of $15 million to $25 million and $100 million total commitment compared to our 2024 baseline.

A few highlights of projects underway. A thank you to our colleagues in Warminster, Alsip, Welcome and Oshkosh. Our operations and engineering teams are embracing change and utilizing Six Sigma practices to advance scalable and structural change in process efficiency and scrap production across our metal and fiber production plants. Second, we made a strategic decision to close our L.A. paperboard mill, removing 72,000 tons of capacity. While difficult, this step streamlines our network and improves long-term performance across our fiber operations.

These are just 2 of many projects underway. Each day, our conviction grows in our ability to achieve or exceed both our 2025 and 2027 commitments. Across the board, our strategy is working. We are sharpening our competitive edge, optimizing operations and expanding in high-return markets that positions us well when demand accelerates.

Please turn to Slide 5. Our portfolio continues to show resilience with especially strong performance in the areas we are investing. Polymer Solutions volumes improved year-over-year with small containers and IBC both up. That impact was partially offset by lower large polymer drum volumes due to softer industrial demand. Our polymers growth was driven by our target growth end markets of agrochemicals, food and beverage, pharma, and flavors and fragrances, which all showed year-over-year growth.

This contrasts with metals, which was down 5% year-over-year due to exposure to chemical and lubricant markets, which continues to be softer. Fiber Solutions volumes were down slightly compared to last year, but improved each month throughout the quarter. Our corrugated business outperformed and was up high single digits per day versus an industry decline of 2%. This differentiation was driven by strong independent demand.

Integrated Solutions saw continued growth led by recycled fiber, while external volumes in closures, paints, linings and adhesives held steadily as we managed our own internal needs versus external demand. It is interesting to note that last year was a leap year, giving 1 additional day of business as well.

Demand remained stable across all regions outside North America. In North America, softness persisted due to greater exposure to industrial end markets. The key takeaway across the previous 4 slides is clear: our strategy is working. We are investing in resilient, high-growth markets, reinforcing our competitive strengths and optimizing our cost base simultaneously. This all prepares us to capture even further upside when demand meaningfully rebounds.

Please turn to Slide 6. In closing, I want to briefly touch on a topic which demonstrates the resilience of our business model. On tariffs, we are staying ahead of potential disruption. Year-to-date, we have not seen major demand shifts tied directly to tariffs, but we continue to monitor demand patterns and talk closely with customers to identify any potential impacts on our end markets.

Our network of more than 250 facilities in over 40 countries allows us to buy, produce and sell locally. This flexibility minimizes disruption, serves our customers' needs more flexibly than competition and allows us to obtain a fair price for the additional exceptional service and adaptability we provide our customers.

Our global sourcing team continues to assess risks. And we reaffirm that our maximum direct cost exposure is less than $10 million annually, although that figure at present is even lower due to mitigation actions and tariffs currently in effect versus worst-case scenarios. Meanwhile, we are capturing more value through network flexibility and pricing. We are also benefiting from pass-through mechanisms in our metals business as steel producers respond to raw material inflation.

With that, I'll turn it over to Larry to walk through our Q2 financial performance on Slide 7.

Lawrence Allen Hilsheimer
Executive VP & CFO
Thank you, Ole, and good morning, everyone.

For the second quarter of fiscal 2025, adjusted EBITDA increased $44 million year-over-year to $214 million, and adjusted EBITDA margin was up 300 basis points to 15.4%. These results are a testament to our disciplined cost management, resilient business model and our team's unwavering commitment to value creation. We generated $110 million of adjusted free cash flow, up from $59 million in Q2 of '24, and adjusted EPS of $1.19 versus $0.83 in Q2 of '24.

The sale of our Land Management business, Soterra, is on pace, and we are excited about the level and the quality of interest we've received. The proceeds from the Soterra divestment, combined with our accelerating cash flow generation, will be used to reduce debt following our capital allocation framework, as outlined at Investor Day.

Our decision to close our L.A. paperboard mill, while extremely difficult due to the impact on our colleagues, is a prime example of the next stage of optimization for Greif. At our December Investor Day, we discussed how we've executed on the vast majority of opportunities in the lowest quartile of our quadrant analysis. We are now focused on moving from good operators to great operators across our global footprint of 250-plus facilities.

We are digging deeper to identify untapped opportunities to increase our return on invested capital within facilities in each quadrant. This may lead to strategic investment or closure, as was the case of L.A., but our actions will remain focused on deriving the highest long-term return on capital.

Please turn to Slide 8 for a segment overview. In our Customized Polymer Solutions segment, adjusted EBITDA increased $19 million year-over-year to $53 million, driven by a combination of volume growth, favorable product mix and continued discipline on value-over-volume pricing. Our Polymer segment is performing well given the demand environment as our target growth end markets continue to be more resilient than other areas of our business.

Durable Metal Solutions sales were lower year-over-year due to the softness of the industrial end markets Ole mentioned earlier. A core focus for us is capitalizing on operating leverage in metals when industrial end markets recover. Encouraging gross margins were up year-over-year through value-over-volume focus.

Sustainable Fiber Solutions posted $80 million of adjusted EBITDA relative to $50 million in the prior year. EBITDA margins also improved to 13.3% from 8.5% in the prior year. As a reminder, in February, RISI recognized $40 a ton of containerboard price increase, which contributed to this quarter's results. While we are certainly pleased with the improvement in price/cost in our fiber business, we consider the market to be out of balance.

The $30 a ton URB price increase recently recognized by RISI will continue to improve margins, but we have conviction that the demand we are seeing warrants recognition of the full $50 to $70 a ton we announced in March. Those price increases will continue to push our fiber business towards normalized margins near 20% and get us closer to achieving our objective of greater than 18% margins for the enterprise.

Integrated Solutions delivered $17 million in adjusted EBITDA, up slightly from prior year. While volumes were strong in Q2, the overall product mix was incrementally heavier on recycled fiber, which led to lower sales mix resulting in modest growth year-over- year. Sales were still up year-over-year in closures as we continue to grow that business. However, paints, linings and adhesives had lower external volumes in the quarter.

Please turn to Slide 9 to discuss guidance. We are raising low-end fiscal 2025 guidance. Adjusted EBITDA is now expected to be at least $725 million, up from $710 million. And adjusted free cash flow guidance is increased to $280 million from $245 million due to the increased EBITDA and improving operating working capital management. This raise increases -- this raise reflects the impact of better price/cost performance in Q2 and revised higher price/cost expectations for the second half.

Given this is low-end guidance, we reduced that impact with a more bearish volume assumption than in our previous guidance as well as for the negative EBITDA impact of higher incentives due to our improved performance. The largest variable, which could provide upside to this low-end guidance is volume. We are not yet providing a range due to the continuously evolving trading dynamics, but have high conviction in our raised low end.

This increase is not based on optimism; it is grounded in our demonstrated ability to execute. We've proven that Greif can deliver performance even in a challenging industrial economy. Price/cost performance, especially in fiber, is improving. Polymers continue to grow, and our disciplined cost structure is enabling margin expansion. We're raising guidance because our actions are driving results, and we're confident in our ability to sustain this performance through the balance of the year.

With that, I'll turn it back to Ole on Slide 10.

Ole G. Rosgaard
President, CEO & Director
Thanks, Larry. Let me close by underscoring what this quarter confirms. Our strategy is working. We are expanding margins, growing EBITDA and generating strong free cash flow even in a challenging macro environment.

We set ambitious cost optimization commitments at our Investor Day, and we are delivering exactly as planned. Our commitment to achieving $1 billion in EBITDA and $500 million in free cash flow by 2027 is unwavering. As we have consistently done with every commitment we have given in the past, we are also delivering on this commitment.

We remain focused on what we can control. The culture we have built centered on high engagement, agility and disciplined execution continues to be a powerful competitive advantage to us. I have never been more confident in our team or more optimistic about Greif's future. We are building a stronger company and doing it the right way for our customers, for our colleagues and for our shareholders.

Thank you for joining us today. Operator, will you please open the line for questions?

QUESTION AND ANSWER SECTION
Operator
Our first question will be coming from Ghansham Panjabi of Baird.

Joshua S. Vesely
Robert W. Baird & Co. Incorporated, Research Division
Hey everyone, it's actually Josh Vesely on for Ghansham. Thanks for taking my questions. Ole, you provided some good commentary on tariffs, and it seems like demand fluctuation was relatively minimal. But I'm just curious what those conversations with customers look like as it relates to kind of what they're seeing in end market demand and how they're thinking about that on a go-forward basis.

Ole G. Rosgaard
President, CEO & Director
Yes. So I mean, generally, the sentiment is really unchanged. If you look at housing, for instance, sales of existing housing is at its lowest since '95. And auto builds are at its lowest in 3 years. And the tariffs that we keep talking about, they're just reoccurring themes. And all this really has an impact, especially on our chemical customers. And until we see an improvement of existing house sales, which is linked to the interest rates, we don't really believe and our customers don't really believe they'll see any demand improvement either.

Joshua S. Vesely
Robert W. Baird & Co. Incorporated, Research Division
Great. Yes, that's great color. And then maybe just for my follow-up, I just wanted to clarify on some of the raw material inflation that you're talking about that was tariff-related. Just any more color on what you guys are seeing there and what the near-term impact on EBITDA margins might be for the year?

Ole G. Rosgaard
President, CEO & Director
As I said, maximum, the worst-case impact for us is around $10 million, but we're not even close to that. We have been -- our team have done a great job in minimizing that impact, and we are much, much lower than that at the moment. So it's really not material.

Lawrence Allen Hilsheimer
Executive VP & CFO
Yes. And Josh, the other element of that, obviously, is we've already seen steel producers in the U.S. push up cost or price. That then applies against our lower base inventory and provides some lift in margin that while temporary, until things catch up, will provide additional spread. So this increase in tariffs to the 50% level would probably end up being helpful above our low-end guidance.

Ole G. Rosgaard
President, CEO & Director
And it could actually end up being a tailwind for us, Josh. And then again, I just want to remind that we operate 250 facilities in over 40 countries. So most of our business is done locally. We source raw materials locally. We manufacture locally, we sell locally, which obviously means that tariffs doesn't come into play.

Operator
And our next question will be coming from Michael Roxland of Truist Securities.

Michael Andrew Roxland
Truist Securities, Inc., Research Division
Hey and thank you Ole, Larry and Bill thanks for taking my questions and congrats on all the progress. The first question I have is on SG&A, which we believe remains elevated. I think there was a slight decline sequentially in SG&A as a percentage of revenue, but still above the average for last year. So I'm just curious as to what's driving the elevated SG&A. And what level of SG&A as a percent of sales are you targeting and over what time?

Lawrence Allen Hilsheimer
Executive VP & CFO
Yes. So you've got a couple of factors going in. I mentioned in my commentary somewhat of an increase in incentives because your team is performing well. So that has a little bit of impact. You've got the entry of the sort of full quarter of Ipackchem. And then you've got currency impacts, which on the bottom line are actually a lift, but on SG&A, it's increasing it.

But yes, we agree with you, our SG&A is higher than what we view it that need to-- or should be over a long period of time. And as part of our cost optimization efforts, we would like to see, as the volume recovers and our revenue goes back, we expect our SG&A to be below 10%. Now it gets somewhat inflated when you're doing acquisitions because you end up with depreciation related to intangibles that flows in there. But that, as a general rule, is what our target is longer term, Michael.

Michael Andrew Roxland
Truist Securities, Inc., Research Division

Very helpful. And so just to put a bow on that is you really -- largely, there are some factors in terms of incentive comp and Ipackchem and maybe a little FX. But really, you're expecting accelerating revenue to bring down that ratio. So it's more market- related in terms of driving that ratio.

Lawrence Allen Hilsheimer
Executive VP & CFO
No, it's a combination. But yes, I mean, ultimately, we do -- obviously, there'd be an impact to the ratio related to the recovery of volumes. And our cost optimization is like one of our key focuses, obviously. And so we announced a $100 million cost optimization. I'd call it business optimization over our entire platform. Some of that relates in the business operations, some of it is SG&A, but it's over our '24 levels. So yes, it's a combination, but I just was trying to give you the long-term impact. We try to get down below that 10%, which would be a combination of some revenue recovery, but a lot of it is still cost out.

Michael Andrew Roxland
Truist Securities, Inc., Research Division
Got it. And I appreciate all the color. Then just my second question, Larry, you mentioned strong URB demand, which you believe should warrant the full price increase of $50 to $70 a ton. So if you get that incremental $20 to $40 a ton in URB pricing, all else equal, what type of incremental EBITDA should we expect you'd generate? And what type of margin would you have in sustainable fiber as a result of that?

And then quickly, just lastly, just do you see the potential for further rationalization in CRB and maybe just becoming solely focused on URB and containerboard?

Lawrence Allen Hilsheimer
Executive VP & CFO
Let me answer the last piece first and then come back to the incremental impact on pricing. So the remaining CRB machine we have is actually a swing machine. So we could swing between URB and CRB depending on the market demand. And right now, we're a niche little player in our space. We're happy with the operations there, and we don't really have any plan to make it full-time URB or we're just taking advantage of whatever we can get in the market.

Relative to the impact of pricing, about a $10 a ton change in URB pricing is about $530,000 a month for us. So hopefully, that gives you something to work with.

Ole G. Rosgaard
President, CEO & Director
And Mike, just an added comment to what Larry said. So on the CRB, we will continue to optimize paper grades by highest return. And if we swing a machine to URB from CRB, that's what we will do, if that's what it provides us.

Operator
Our next question will be coming from Matt Roberts of Raymond James.

Matthew Burke Roberts
Raymond James & Associates, Inc., Research Division
Ole and Larry, good morning. First question, on the volume, I believe you said not giving a range, but maybe could you just help me understand what underpins the $725 million guide? And related to tariff impact on volumes, I know you noted no demand shifts, but in light of Liberation Day in early April, could you provide some incremental color into demand in April, whether there was any front running ahead of that or how trends have progressed in April and May? It seems like more recently, there's a window open in the tariffs. So I'm wondering if you've seen any spike more recently there.

Lawrence Allen Hilsheimer
Executive VP & CFO
Yes, we -- Ole can supplement what I say. But we haven't seen really any trends specifically tied to tariffs, even in indications with customers. It really, particularly in the U.S., has a whole lot more to do with interest rates and homebuilding and the demand impact that's having on the chemicals industry and even auto production being down, which perhaps that's indirectly tied to tariffs.

But what we saw is, if I go from our prior low-end guidance of $710 million to $725 million, we got about $53 million roughly of price/cost benefit in that, which Metal Solutions is up $17 million, Polymer Solutions is up $17 million, Fiber Solutions is up $26 million and Integrated with the OCC cost coming down is down $8 million.

And then if you go on the volume side, we're down about $5 million in Metal Solutions, about $5 million in Polymer Solutions and down $30 million in Fiber Solutions just relative to just an overall impact relative to where we were previously.

Ole G. Rosgaard
President, CEO & Director
Matt, just on tariffs, so directly impact, that's something we can control. And so there is no direct impact on us. But one thing we cannot control, that's the indirect impact. And when tariffs affect the overall demand in the markets, that obviously has an effect on all of us, which is something we can't control. But we do have the flexibility to adapt production for customers, and we will price for it. And then all ranges of these outcomes, they are considered in Larry's revised guidance.

Matthew Burke Roberts
Raymond James & Associates, Inc., Research Division

Thank you very much for the incremental color there. For my follow-up, specifically in polymer, you noted business wins and market- driven growth in target end markets. Could you elaborate on what you're expecting in those target end markets for the rest of the year?

And more specifically, on those new business wins, what areas were they in? And what do you attribute those to? Is it greater scale? Or are you starting to realize cost saving benefits following acquisitions? Is it customer service tools providing a benefit as Greif+ is rolled out further? Just any incremental color there on those new market wins. Thanks again for taking the questions.

Ole G. Rosgaard
President, CEO & Director
Well, let me just zoom out and then go back to -- we often referenced Investor Day, but that's why we presented our whole strategy. Our growth strategy hinges around the following end segments, and it's agrochemical, food and bev, flavor and fragrances and pharma. Those end segments, they grow faster than GDP. That's why we have picked them to really focus on them.

The products that services those segments, they are polymer products. That's why we are focusing on polymer in our strategy. And what we have seen here in the quarter is exactly that, that those end segments have proven to be more resilient than other end markets, exactly as we planned and expected. And also, we have grown year-over-year in those end segments.
So the overall growth in our polymer has been 1.5% year-over-year. But then our legacy polymer business, which is large polymer drums, especially in North America, that market serves the chemical industry, the industrial side of it, and that market is down. But even with that, we still have seen overall growth in the polymer markets.

Operator
Our next question will be coming from George Staphos of Bank of America Securities.

George Leon Staphos
BofA Securities, Research Division
Thanks so much. Hi everyone, good morning and hope you can hear me okay. So my questions to start, I know we have 2 questions here, is on paperboard broadly. So when we consider the L.A. closure and also Austell, what will that do ultimately to your blended cost per ton and/or margin as you see it normalized for the business?

And given the closures, will require you to adjust operations or inventory management since you'll have fewer facilities to produce from, and therefore, you might need to keep more buffer stock or do other things from an operating standpoint? So cost per ton given the closures and then operating adjustments that you might need given the closures, and then I had a follow-on.

Lawrence Allen Hilsheimer
Executive VP & CFO
Yes, George, I don't have the answer for you on what the cost per ton impact is. What I can tell you is that with the closures of Fitchburg and L.A. and Austell, after we get through the transitionary cost that sort of offset that stuff, that will be an annual bottom line EBITDA cost impact of a positive $10 million a year to the bottom line.

As we said, on each of those facilities, the end customer mix, we shifted what made sense to being served out of our existing mill footprint. And so obviously, that all factors in to drive a lower average cost per ton and higher margin that drives to that bottom line $10 million impact for that. But yes, I haven't looked at what the average cost per ton impact is, unfortunately.

George Leon Staphos
BofA Securities, Research Division
And just on the operations, aside from sort of optimizing your production relative to your target end markets, anything else that you would relay to us that we'll be able to discern, watch, monitor in your financials?

Lawrence Allen Hilsheimer
Executive VP & CFO
Yes. I mean it's, obviously, it's all part of, as you noted, our cost optimization, our cost-out program. And I would just add to that $10 million on the bottom line for fiscal '26 and forward.

George Leon Staphos
BofA Securities, Research Division
Okay. That's fine, Larry. I was getting more into sort of how you run the business, but I'll leave it there. I guess on the cost-out program and the progress you're making towards the goal of on the high end $25 million this year and the $10 million I think you've got through 2Q, are the categories of benefit the same throughout the year? Do they evolve? And if they do evolve over the course of the next couple of quarters, what does that mean in terms of the business and the margin, both the rest of the year and into 2026? And I'll turn it over there, and I'll come back if I can.

Lawrence Allen Hilsheimer
Executive VP & CFO
And Ole may add some color, too, but the -- basically, what we've got so far is a combination of operational cost-outs and some SG&A cost reductions. And to reemphasize, the $10 million is what would be run rate, what we know will be run rate this year. $5 million is what we'll actually realize this year. And then the -- and the $10 million I mentioned from those 3 mill closures does not impact this year. So it was effectively locked up against our long-term objective, already $20 million of the $100 million kind of thing.

So this whole program goes against the broad cost structure and revenue opportunities of our business, so whether it's manufacturing cost or SG&A, but we're very pleased with the progress to date. We've even enhanced our confidence of getting to our $1 billion-plus commitment going into '28 with every month that we go further.

Ole G. Rosgaard
President, CEO & Director
George, just to give you some color. You'll remember that last year, we reorganized the business, which was really the precursor, the planned precursor for doing the business optimization. And the business optimization, we have more than 70 work streams in motion at the moment. And they are SG&A rationalization, network optimization, operating efficiency gains and so on.

So in terms of the millions we're talking about, we're playing on the whole P&L, and we will continue to do that. And there's things that's in flight that we can't talk about on the earnings call. But I can just mention again that we have over 70 work streams in flight.

George Leon Staphos
BofA Securities, Research Division
Very good. I'll turn it over. I'll have one more question when we come back in queue if we get there.

Operator
Our next question will be coming from Gabe Hajde of Wells Fargo.

Gabrial Shane Hajde
Wells Fargo Securities, LLC, Research Division
Ole, Larry, Bill, good morning. I wanted to ask about Slide 8. You referenced some price and volume impacts in the metals business. I'm just curious if you're specifically calling anything out from a competitive standpoint or if this is in relation to steel.
And then maybe revisiting the question that Matt Roberts was asking about on Slide 6, it seems like there's sort of 2 discrete items. You've got an identified up to $10 million impact, and it's not clear if that's volume-related or cost-related. So maybe if you can clarify that.

And then I think 2 bullet points down, you say there's a potential positive head -- or tailwind from, I'm assuming, rising steel. if you didn't, can you quantify that for us? Or was that included in the $17 million of favorable price/cost that you called out, Larry, in response to another question?

Lawrence Allen Hilsheimer
Executive VP & CFO
Yes, it is included in there, Gabe. And so what we are referencing relative to the metals business is the fact that in the U.S., cost index have risen, causing our price adjustment mechanisms to kick in against lower-cost inventory. Now what we haven't tried to build in because it's speculative right now is, is there going to be incremental to that because of this newly announced increase that -- to the 50% level on tariffs, we've built nothing in for that.

And then your first question on Page 8, can you repeat that?

Gabrial Shane Hajde
Wells Fargo Securities, LLC, Research Division
Yes. I mean it just says in the Metals segment, sales were impacted by both price and volume. And I didn't know if that was competitive price or if you're talking about the positive price impact.

Lawrence Allen Hilsheimer
Executive VP & CFO
No, it's talking about the positive price development. Yes, the price/cost mix was positive. The volume was negative.

Ole G. Rosgaard
President, CEO & Director
And the negative volume was mainly attributed to North America, which relies on the industrial sectors of chemical.

Gabrial Shane Hajde
Wells Fargo Securities, LLC, Research Division
Yes. Okay. And then maybe what George was trying to get at was integration in the URB business. I mean I think if I did my math right, you're around 650,000 tons now of URB capacity. And is the goal there to be fully integrated? Or are you there already? And if not...

Lawrence Allen Hilsheimer
Executive VP & CFO
No. This goes back, Gabe, and we've said this all along, integration is not that important in that business because of the breadth of customers that there are out there, the numbers of them and the small number. Integration value just becomes much less important in that space than it is in the containerboard space.

And so, Bill, do you know what our integration level even is on URB?

Bill D’Onofrio
Vice President of Investor Relations & Corporate Development

It's over 50%.

Lawrence Allen Hilsheimer
Executive VP & CFO
Yes, okay. But so -- yes, so we're happy with it. If there were really high-margin opportunities to acquire integration, we do it, I mean, sort of like the ColePak acquisition we did. We've talked about -- that's a joint venture we have, and we're thrilled with it because really nice high-margin business on the beverage divider business, but it's not something that we need to seek out because of the just general structure of that industry.

Operator
Our next question will be a follow-up from George Staphos of Bank of America Securities.

George Leon Staphos
BofA Securities, Research Division
Hi thanks for taking my question. Larry, Ole, I seem to remember in the discussion that you said on the increase in the guidance on the low end, you were still building in some, I guess, additional volume downside. That might not have been your phrasing, but nonetheless, in the worst-case scenario. If I got that correctly, can you tell us a little bit about where you are sort of baking in a little bit worst case on volume? Thank you very much and good luck in the quarter.

Lawrence Allen Hilsheimer
Executive VP & CFO
Yes. I mean, yes, we did have a walk, and I gave the numbers on the volume element of that, that shows a volume impact of a negative 40. A lot of that within the fiber business already happened in the second quarter. Like we said, each month, it got better through the second quarter. So I was just giving it relative to where we were in Q1. And we already talked about metals being less and also we built in some on polymers.

But again, we built in sort of worst-case scenario in giving our low-end guidance. So what we provided is low end, and we have extreme confidence in delivering it. And so those are the factors that I gave you, George, is that current demand pretty much was expected; a little slower start to fiber in Q2, got improved; backlogs are really now about as high as they've been in 2 years; and then cautionary stuff.

George Leon Staphos
BofA Securities, Research Division
Understood. And on pricing, you mentioned ultimately that you still think $50 to $70 per ton was, and again, this is my phrasing, not yours, appropriate relative to the tension in the URB market. With that, if that's correctly sort of phrased, are you still attempting to get a full price hike in the market? Or have you, at this juncture, stopped and you've taken what you've taken?

Lawrence Allen Hilsheimer
Executive VP & CFO
No, no, we're obviously still working that price increase in the market where we're not on index-type contracts.

Ole G. Rosgaard
President, CEO & Director
And to support that, our backlogs are actually stronger in 2-plus years at the moment.

Operator
And I would now like to turn the conference back to Ole Rosgaard for closing remarks.

Ole G. Rosgaard
President, CEO & Director
Thank you. I want to say thank you for your time today and also for your continued interest and investment in Greif. We remain committed to continue delivering exceptional results and are focused on accelerating our performance towards our 2027 target of $1 billion EBITDA and $500 million in free cash flow. We are confident that our relentless pursuit of operational excellence and customer-centric growth will create enduring value for all our stakeholders.

Thanks again for joining us today.

Operator
And this concludes today's conference call. Thank you for participating. You may now disconnect.